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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  FORM S-8 POS

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 ECONNECT, INC.
                        --------------------------------
             (Exact Name of Registrant as Specified in its Charter)

            Nevada                                       43-1239043
      ---------------------                         --------------------
       (State of Incorporation)                    I.R.S. Employer ID No.)

      2500 Via Cabrillo Marina, California                   90731
      ------------------------------------                   -----
    (Address of principal executive offices)               (Zip Code)


                   Amended and Restated Non-Employee Directors
                   -------------------------------------------
              and Consultants Retainer Stock Plan (Amendment No. 4)
              -----------------------------------------------------
                            (Full title of the Plan)


                      William B. Haseltine, Attorney at Law
                      -------------------------------------
             604 North Greenbrier Street, Arlington, Virginia 22203
             ------------------------------------------------------
                     (Name and address of agent for service)

                                 (703) 276-1919
                    -----------------------------------------
          (Telephone number, including area code, of agent for service)

This amendment is filed for the sole purpose of filing corrected consulting agreements previously designated as Exhibit 4.2 and Exhibit 4.3. The corrected consulting agreements are designated as Exhibit 4.2.1 and Exhibit 4.3.1 respectively.

                                  CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------
    Title of           Amount to be      Proposed Maximum         Proposed            Amount of
Securities to be        Registered        Offering Price          Aggregate        Registration Fee
   Registered                                Per Share          Offering Price
-----------------------------------------------------------------------------------------------------
  Common Stock           5,125,000          $0.027/(1)/           $138,375.00          $33.07/(2)/
-----------------------------------------------------------------------------------------------------

(1) Calculated under Rule 457(c): deemed issuance price as set forth in the Employee Directors and Consultants Retainer Stock Plan, attached as Exhibit 4.1 to this Form S-8.

(2) The Registrant previously paid the $33.07 registration fee.






                                      1

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SIGNATURES

 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of San Pedro, State of California, on December 4, 2001.

eConnect
By: /s/ Thomas S. Hughes
Thomas S. Hughes, President
Special Power of Attorney

The undersigned constitute and appoint Thomas S. Hughes their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form S-8 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof, Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature Title Date

/s/ Thomas S. Hughes President/Chief Executive December 4, 2001
Thomas S. Hughes Officer/ Director
/s/ Jack M. Hall Secretary/Director December 4, 2001
Jack M. Hall
/s/ Laurence Donoghue/Director December 4, 2001
Laurence Donoghue
/s/ Mary Lou Garcia, Accounting Manager December 3, 2001
Mary Lou Garcia (principal financial and accounting officer)